Exhibit 10.9

AGREEMENT REGARDING AMENDMENT No. 1

TO

SENIOR SUBORDINATED PROMISSORY NOTE

This AGREEMENT REGARDING AMENDMENT No. 1 to SENIOR SUBORDINATED PROMISSORY NOTE (this “Agreement”) is made and entered into as of this 28th day of December, 2012, by and between Kellwood Holding Corp., a Delaware corporation (the “Maker”) and SCSF Kellwood Finance, LLC, a Delaware limited liability company (the “Payee”).

WHEREAS, the Maker and the Payee are parties to that certain Senior Subordinated Promissory Note dated May 2, 2008 (as amended, the “Note”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note);

WHEREAS, Amendment No. 1 to the Note dated July 19, 2012 (“Amendment No. 1”) provided in Section 1 that interest shall accrue on a daily basis at a rate of twelve percent (12%) per annum (calculated on the basis of the number of days in the applicable Fiscal Year) on the unpaid principal balance of the Note then outstanding (the “12% Rate”); provided, however, that, if the principal amount of the Note shall not be paid on the Maturity Date (as defined in Section 2(a), as amended therein), interest shall accrue on a daily basis during the period commencing on the Maturity Date and ending on the date the Note is paid in full at a rate of fourteen percent (14%) per annum (calculated on the basis of the number of days in the applicable Fiscal Year) on the unpaid principal balance of this Note then outstanding (the “14% Rate”, and together with the 12% Rate, “Amended Interest Rate”);

WHEREAS, at the time of Amendment No. 1, the Maker and Payee intended to amend the Note in such a manner as to waive, forgive and cancel all then accrued interest under the Note and to provide that the Note would accrue interest as of and after the date of Amendment No. 1 at the Amended Interest Rate;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Waiver, Forgiveness and Cancellation of Accrued Interest. Maker and Payee here agree that all interest that accrued under the Note prior to July 19, 2012 is hereby waived, forgiven and cancelled.

2. Confirmation of Amount Owing. For the avoidance of doubt and notwithstanding any documentation of Maker or the Payee to the contrary, Maker and Payee hereby acknowledge and agree that, after giving effect to this Agreement, as of July 19, 2012 the total amount outstanding and owing under the Note was $75,000,000 and any accruals of interest prior to such date are hereby waived, forgiven and cancelled in their entirety (it being agreed and understood that as of July 19, 2012 such $75,000,000 shall accrue interest in accordance with Section 1 of Amendment No. 1).

3. Miscellaneous.

3.1 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument.

3.2 This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first above written.

SCSF KELLWOOD FINANCE, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President and Asst. Secretary

KELLWOOD HOLDING CORP.

By:	/s/ Jill Granoff
Name:	Jill Granoff
Title:	CEO

Signature Page to Amendment Regarding Amendment No. 1 to Note